Exhibit 99.1

Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – March 18, 2016 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management is scheduled to present at the Scotia Howard Weil Energy Conference at 4:10 p.m. CT (3:10 p.m. MT) on Monday, March 21, 2016. Scot Woodall, Chief Executive Officer and President, will present on behalf of the Company. The presentation for this event will be available on the Company’s website at www.billbarrettcorp.com under the “Investor Relations” section. The event will not be webcast and the presentation for this event will be posted prior to the market open on Monday, March 21, 2016.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.